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                                   EXHIBIT F





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                                                                  April 1, 2005



Japan Finance Corporation for
Municipal Enterprises,
1-3, Hibiya Koen,
Chiyoda-ku, Tokyo 100-0012
Japan.

                   Re: Japan Finance Corporation for Municipal
                       Enterprises -- Registration Statement

Dear Sirs:

     We hereby consent to the references to us under the headings "Description of the Debt Securities and Guarantee - United States Taxation" and "Validity of Securities" in the Prospectus included in the Registration Statement filed by Japan Finance Corporation for Municipal Enterprises and Japan with the Securities Exchange Commission under the Securities Act of 1933 on April 1, 2005.

     In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                   Very truly yours,



                                                   /s/ SULLIVAN & CROMWELL LLP
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